Exhibit 99.1

GRUBHUB REPORTS RECORD first QUARTER RESULTS

Grubhub generates 49% revenue growth in the first quarter

CHICAGO, May 1, 2018 – Grubhub Inc. (NYSE: GRUB), the nation’s leading online and mobile food-ordering and delivery marketplace, today announced financial results for the first quarter ended March 31, 2018. For the first quarter, the Company posted revenues of $232.6 million, which is a 49% year-over-year increase from $156.1 million in the first quarter of 2017. Gross Food Sales grew 39% year-over-year to $1.2 billion, up from $898 million in the year ago period.

"Our team executed well in the first quarter, making meaningful progress toward our most significant goals for 2018. We’ve already launched dozens of new delivery markets, completed our Yelp and Eat24 integrations a quarter earlier than expected, and attracted a record quarterly number of organic new diners," said Grubhub CEO, Matt Maloney. "Our restaurant partnerships are broader and deeper than ever before, increasing our value to diners and driving sustained diner and order growth.”

First Quarter 2018 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three months ended March 31, 2018, as compared to the same period in 2017.

First Quarter Financial Highlights

•	Revenues: $232.6 million, a 49% year-over-year increase from $156.1 million in the first quarter of 2017.
•	Net Income: $30.8 million, or $0.34 per diluted share, a 74% year-over-year increase from $17.7 million, or $0.20 per diluted share, in the first quarter of 2017.
•	Non-GAAP Adjusted EBITDA: $64.1 million, a 51% year-over-year increase from $42.5 million in the first quarter of 2017.
•	Non-GAAP Net Income: $47.2 million, or $0.52 per diluted share, an 88% year-over-year increase from $25.1 million, or $0.29 per diluted share, in the first quarter of 2017.

First Quarter Key Business Metrics Highlights

•	Active Diners were 15.1 million, a 72% year-over-year increase from 8.8 million Active Diners in the first quarter of 2017.
•	Daily Average Grubs (DAGs) were 436,900, a 35% year-over-year increase from 324,600 DAGs in the first quarter of 2017.
•	Gross Food Sales were $1.2 billion, a 39% year-over-year increase from $898 million in the first quarter of 2017.

"Organic DAG growth accelerated for the second quarter in a row, fueled by the most comprehensive restaurant marketplace and our efficient delivery," said Grubhub President and CFO Adam DeWitt. "Our scale continues to generate improving profitability, leading to record EBITDA per order of $1.63 during the first quarter, even as we push hard on delivery market expansion and spreading diner awareness."

Second Quarter and Full Year 2018 Guidance

Based on information available as of May 1, 2018, the Company is providing the following financial guidance for the second quarter and full year of 2018:

	Second Quarter 2018	Full Year 2018
(in millions)
Expected Revenue range	$228 - $236	$930 - $965
Expected Adjusted EBITDA range	$59 - $65	$242 - $262

First Quarter 2018 Financial Results Conference Call

Grubhub will webcast a conference call today at 9 a.m. CT to discuss the first quarter 2018 financial results. The webcast can be accessed on the Grubhub Investor Relations website at http://investors.grubhub.com, along with the Company's earnings press release and financial tables. A replay of the webcast will be available at the same website until May 15, 2018.

About Grubhub

Grubhub (NYSE: GRUB) is the nation’s leading online and mobile takeout food-ordering marketplace with the largest and most comprehensive network of restaurant partners, as well as the largest diner base. Dedicated to connecting diners with the food they love from their favorite local restaurants, Grubhub strives to elevate food ordering through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Grubhub is proud to work with more than 80,000 restaurant partners in over 1,600 U.S. cities and London. The Grubhub portfolio of brands includes Grubhub, Seamless, Eat24, AllMenus and MenuPages.

Use of Forward Looking Statements

This press release contains forward-looking statements regarding Grubhub, “the Company’s” or our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected benefits to, and financial performance of, Grubhub following the acquisition of Eat24 and its commercial agreements with Yelp and Yum! Brands. Such statements constitute “forward-looking statements”, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2018, which is on file with the SEC and is available on the Investor Relations section of our website at http://investors.grubhub.com. Additional information will be set forth in our Quarterly Report on Form 10-Q that will be filed for the quarter ended March 31, 2018, which should be read in conjunction with these financial results. Please also note that forward-looking statements represent management's beliefs and assumptions only as of the date of this press release. Except as required by law, we disclaim any intention to, and undertake no obligation to, publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude acquisition, restructuring and certain legal costs, income taxes, interest income and expense, depreciation and amortization and stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders exclude acquisition, restructuring and certain legal costs, amortization of acquired intangible assets, stock-based compensation expense and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions, restructuring and certain legal costs, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders.

Contacts: Dave Zaragoza Corporate Finance & Investor Relations ir@grubhub.com	Katie Norris Press press@grubhub.com

GRUBHUB INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Revenues	$232,570	$156,134
Costs and expenses:
Operations and support	96,283	59,519
Sales and marketing	48,756	35,438
Technology (exclusive of amortization)	17,331	13,192
General and administrative	17,697	13,181
Depreciation and amortization	20,951	10,040
Total costs and expenses	201,018	131,370
Income from operations	31,552	24,764
Interest (income) expense - net	1,022	(221)
Income before provision for income taxes	30,530	24,985
Income tax (benefit) expense	(236)	7,270
Net income attributable to common stockholders	$30,766	$17,715
Net income per share attributable to common stockholders:
Basic	$0.35	$0.21
Diluted	$0.34	$0.20
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	87,085	85,874
Diluted	90,091	87,120

KEY OPERATING METRICS

	Three Months Ended March 31,
	2018	2017
Active Diners (000s)	15,078	8,751
Daily Average Grubs	436,900	324,600
Gross Food Sales (millions)	$1,245.0	$898.1

GRUBHUB INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$272,258	$234,090
Short-term investments	16,052	23,605
Accounts receivable, less allowances for doubtful accounts	100,129	95,970
Prepaid expenses and other current assets	9,847	6,818
Total current assets	398,286	360,483
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	79,399	71,384
OTHER ASSETS:
Other assets	6,697	6,487
Goodwill	589,862	589,862
Acquired intangible assets, net of amortization	504,011	515,553
Total other assets	1,100,570	1,111,902
TOTAL ASSETS	$1,578,255	$1,543,769
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$126,853	$119,922
Accounts payable	12,202	7,607
Accrued payroll	9,897	13,186
Taxes payable	1,514	3,109
Short-term debt	4,688	3,906
Other accruals	34,237	26,818
Total current liabilities	189,391	174,548
LONG-TERM LIABILITIES:
Deferred taxes, non-current	71,316	74,292
Other accruals	17,207	7,468
Long-term debt	143,121	169,645
Total long-term liabilities	231,644	251,405
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	9	9
Accumulated other comprehensive loss	(872)	(1,228)
Additional paid-in capital	856,443	849,043
Retained earnings	301,640	269,992
Total Stockholders’ Equity	$1,157,220	$1,117,816
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,578,255	$1,543,769

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$30,766	$17,715
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	5,050	2,412
Provision for doubtful accounts	325	95
Deferred taxes	(2,976)	(4,741)
Amortization of intangible assets	15,901	7,628
Stock-based compensation	10,231	7,243
Deferred rent	1,633	58
Amortization of deferred loan costs	333	124
Other	(243)	(234)
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	3,918	(1,721)
Prepaid expenses and other assets	(3,516)	2,957
Restaurant food liability	6,885	11,297
Accounts payable	601	483
Accrued payroll	(3,295)	(1,534)
Other accruals	5,887	9,808
Net cash provided by operating activities	71,500	51,590
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(10,537)	(57,783)
Proceeds from maturity of investments	18,166	55,833
Capitalized website and development costs	(6,262)	(4,150)
Purchases of property and equipment	(5,462)	(3,056)
Acquisitions of business, net of cash acquired	737	—
Acquisition of other intangible assets	—	(5,000)
Other cash flows from investing activities	16	91
Net cash used in investing activities	(3,342)	(14,065)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of borrowings under the credit facility	(25,781)	—
Proceeds from exercise of stock options	6,948	1,584
Taxes paid related to net settlement of stock-based compensation awards	(11,485)	(3,688)
Net cash used in financing activities	(30,318)	(2,104)
Net change in cash, cash equivalents, and restricted cash	37,840	35,421
Effect of exchange rates on cash, cash equivalents and restricted cash	356	97
Cash, cash equivalents, and restricted cash at beginning of year	238,239	242,214
Cash, cash equivalents, and restricted cash at end of the period	$276,435	$277,732
SUPPLEMENTAL DISCLOSURE OF NON-CASH ITEMS
Cash paid for income taxes	$227	$746

GRUBHUB INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Net income	$30,766	$17,715
Income taxes	(236)	7,270
Interest (income) expense - net	1,022	(221)
Depreciation and amortization	20,951	10,040
EBITDA	52,503	34,804
Acquisition, restructuring and legal costs	1,329	409
Stock-based compensation	10,231	7,243
Adjusted EBITDA	$64,063	$42,456

	Three Months Ended March 31,
	2018	2017
Net income	$30,766	$17,715
Stock-based compensation	10,231	7,243
Amortization of acquired intangible assets	11,543	5,273
Acquisition, restructuring and legal costs	1,329	409
Income tax adjustments	(6,677)	(5,519)
Non-GAAP net income	$47,192	$25,121
Weighted-average diluted shares used to compute net income per share attributable to common stockholders	90,091	87,120
Non-GAAP net income per diluted share attributable to common stockholders	$0.52	$0.29

	Guidance
	Three Months Ended June 30, 2018		Year Ended December 31, 2018
	Low	High	Low	High
	(in millions)
Net income	$19.5	$23.8	$79.8	$94.2
Income taxes	7.5	9.2	30.9	36.5
Interest expense ̶ net	1.0	1.0	4.0	4.0
Depreciation and amortization	19.0	19.0	80.0	80.0
EBITDA	47.0	53.0	194.7	214.7
Acquisition and restructuring costs	—	—	1.3	1.3
Stock-based compensation	12.0	12.0	46.0	46.0
Adjusted EBITDA	$59.0	$65.0	$242.0	$262.0